UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 11, 2014

__________________________________________________________________

CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34533	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On Friday, December 12, 2014, Celadon Group, Inc., a Delaware corporation (the "Company"), entered into that certain Amended and Restated Credit Agreement (the "A&R Credit Agreement") with Bank of America, N.A., as Administrative Agent (the "Agent"), Wells Fargo Bank, N.A., and Citizens Bank, N.A., both as lenders, which amends that certain Credit Agreement, dated December 7, 2010, by and among the Company, the Agent, and the other lenders thereto.

The A&R Credit Agreement, among other things, increases the maximum available borrowing limit from $200.0 million to $300.0 million, adds Citizens Bank, N.A as a lender and extends the maturity date from May 14, 2018, to December 12, 2019. Under the A&R Credit Agreement, borrowings bear interest at either the Agent's prime rate or at a base rate equal to LIBOR plus an applicable margin between .825% and 1.45%, which is adjusted quarterly based on the Company's lease-adjusted total debt to EBITDAR ratio.

The A&R Credit Agreement includes usual and customary events of default for a facility of this nature and provides that, upon the occurrence and continuation of an event of default, payment of all amounts payable under the A&R Credit Agreement may be accelerated, and the lenders may terminate their commitments. The A&R Credit Agreement contains certain restrictions and covenants relating to, among other things, dividends, liens, acquisitions and dispositions, affiliate transactions, and total indebtedness.

The foregoing summary of the terms and conditions of the A&R Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Credit Agreement, which will be filed with the Company’s Form 10-Q for the three months ending December 31, 2014.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K concerning the Company's obligations under the A&R Credit Agreement is incorporated by reference into this Item 2.03.

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on December 11, 2014.  Two proposals were voted upon at the Annual Meeting. The proposals are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on October 28, 2014. The final results for the votes regarding each proposal are set forth below.

1.	The voting tabulation on the election of directors was as follows:

Nominee	For	Withheld	Broker Non-Votes
Stephen Russell	19,966,171	589,855	3,092,607
Anthony Heyworth	18,085,278	2,470,748	3,092,607
Catherine Langham	19,845,440	710,586	3,092,607
Michael Miller	19,415,172	1,140,854	3,092,607
Paul Will	20,393,209	162,817	3,092,607
Robert Long	20,482,294	73,732	3,092,607

2.	In an advisory, non-binding vote, the stockholders voted as follows on the proposal to approve the compensation of the Company's Named Executive Officers as disclosed in the proxy statement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,151,607	10,020,331	384,088	3,092,607

Item 8.01                      Other Events.

On December 17, 2014, the Company issue a press release announcing the A&R Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.

	EXHIBIT NUMBER	EXHIBIT DESCRIPTION
	99.1	Celadon Group, Inc. press release announcing the Amended and Restated Credit Agreement

The information contained in this report (Items 8.01 and 9.01) and the exhibit hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information in this report and the exhibits hereto may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements are made based on the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results or events may differ from those anticipated by forward-looking statements. Please refer to the second-to-last paragraph of the press release attached as Exhibit 99.1, and various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: December 17, 2014	By:	/s/ Bobby Peavler
Bobby Peavler
Principal Accounting Officer